UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
January 8, 2026
USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)
Utah
(State or other jurisdiction of incorporation)

001-35024	87-0500306
(Commission File No.)	(IRS Employer Identification No.)
3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)
Registrant's telephone number, including area code: (801) 954-7100
Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	USNA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2026, USANA Health Sciences, Inc. (the “Company” or “USANA”) announced a leadership transition pursuant to which Jim Brown stepped down as Chief Executive Officer and President of the Company. Mr. Brown will remain with the Company in an advisory role for a period at the discretion of the Board of Directors.

As part of this transition, Kevin Guest, 63, who currently serves as Executive Chairman of the Board and previously served as Chief Executive Officer, will reassume the role of Chief Executive Officer. Mr. Guest will also continue to serve as Chairman of the Board. There is no arrangement or understanding between Mr. Guest and any other person pursuant to which Mr. Guest was selected as Chief Executive Officer. There are no family relationships between Mr. Guest and any director or executive officer of the Company, and there are no relationships between Mr. Guest and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The Compensation Committee of the Board of Directors has not yet determined the material terms of Mr. Brown’s compensation arrangements in connection with his separation from the Company. The Compensation Committee expects to make such determinations shortly. The Company will file an amendment to this Current Report on Form 8-K to disclose the material terms of any such compensation arrangements once they have been finalized in accordance with Item 5.02(e) of Form 8-K.

The Compensation Committee has not yet determined the material terms of Mr. Guest’s compensation in connection with his appointment as Chief Executive Officer. The Compensation Committee expects to make such determinations shortly. In the interim, Mr. Guest will continue to receive his previously approved compensation as Executive Chairman of the Board. The Company will file an amendment to this Current Report on Form 8-K to disclose the material terms of Mr. Guest’s compensation arrangements once they have been finalized in accordance with Item 5.02(e) of Form 8-K.

Mr. Guest joined USANA on a part-time basis in April 2003, as Executive Director of Media and Events. Following the Company’s acquisition of the media, video, and event-productions company FMG Productions founded by Mr. Guest, he became a full-time employee of the Company and was promoted to Vice President of Media and Events in February 2004. In January 2006, he was appointed Executive Vice President of Marketing and served in that role until July 2008, when he was appointed Chief Marketing Officer. In May 2011, he was appointed President of North America and in October 2012, he was named President of the Americas, Europe and South Pacific. In August 2014, Mr. Guest was appointed President of USANA and in August 2015, he was appointed Co-Chief Executive Officer. He served in this capacity until November 2016, when he was appointed Chief Executive Officer. In May 2020, Mr. Guest was appointed as Chairman of the Board and Chief Executive Officer and served in this role until he became Executive Chairman of the Board in June 2023.

The Company issued a press release on January 8, 2026, announcing these events. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure
On January 8, 2026, the Company issued a press release relating to the matters described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
99.1	Press release issued by USANA Health Sciences, Inc. dated January 8, 2026 (furnished herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

	By:	/s/ G. Douglas Hekking
G. Douglas Hekking, Chief Financial Officer

Date: January 8, 2026